Exhibit 99.1

The St. Joe Company Reports First Quarter 2009 Financial Results

JOE Positions Initial Commercial Parcels Adjacent to New Airport to be Revenue Ready

U.S. Second Circuit Court of Appeals Rules in Favor of New Airport

JACKSONVILLE, Fla.--(BUSINESS WIRE)--May 5, 2009--The St. Joe Company (NYSE:JOE) today announced a Net Loss for the first quarter 2009 of $(11.7) million, or $(0.13) per share, which includes non-cash charges of $1.5 million, or $0.01 per share after tax. This compares to Net Income of $32.1 million, or $0.40 per share, for the first quarter of 2008, which included non-cash charges of $2.8 million, or $0.02 per share after tax. All per-share references in this release are presented on a diluted basis.

“Although Northwest Florida’s real estate markets remain challenging, our residential communities have seen a relatively modest improvement in traffic and sales activity since the end of last year,” said Britt Greene, JOE’s President and CEO. “However, it is too early to predict a bottom or a trend. The actions we have taken, such as adjusting pricing for our inventory of homes, has helped us to respond to a market that seems interested but remains timid. We are also seeing measured activity in our commercial markets throughout the region. Our primary focus is on planning for the opportunities presented by the upcoming opening of the new Panama City – Bay County International Airport. The airport, centrally located within our key land assets, is scheduled to open in 2010.”

“As we have said earlier, although we expect rural land sales to be our largest contributor to revenues in 2009, we plan to sell significantly fewer acres in 2009 than in 2008,” said Greene. During the first quarter 2009, JOE generated approximately $4.2 million of revenue from rural land sales, compared to $91.1 million in the first quarter last year. While the average price per acre increased during the quarter, we are carefully monitoring the potential impact that the current economic environment may have on pricing or overall demand for rural land.”

Liquidity and Balance Sheet

At March 31, 2009, JOE had cash and pledged treasury securities of $138.2 million, compared to debt of $49.2 million, $28.5 million of which is defeased debt. JOE’s $100 million line of credit remains undrawn at March 31, 2009.

“In light of the current economic challenges, we strengthened our liquidity position by virtually eliminating our debt, enhancing our cash position and securing a new credit facility in early 2008,” said William S. McCalmont, JOE’s Executive Vice President and CFO. “We continue to take a very prudent approach as we manage our assets and continue to reduce capital expenditures, as well as operating and overhead expenses. We have the flexibility to execute our strategy on our valuable land holdings proximate to the new international airport.”

During the first quarter this year, JOE incurred cash overhead costs of $17.3 million, compared to $24.4 million for the first quarter last year, a 29 percent reduction. In addition, capital expenditures for the first quarter this year were $5.5 million, compared to $18.2 million in the first quarter last year, a reduction of 70 percent.

West Bay

JOE has accelerated preconstruction development activity on one thousand acres in West Bay adjacent to the new international airport scheduled to open in May 2010. The land is being planned for office, retail and industrial users.

“With the scheduled airport opening now one year away, we are working to position several initial parcels near the airport to be ‘revenue-ready,’” said Greene. “Our land at West Bay is a world-class asset, and our marketing outreach is to global users.”

The local airport authority recently selected as the airport’s master developer Jones Lang LaSalle (NYSE: JLL), the global real estate services firm specializing in commercial property management, leasing, and investment management. The airport authority is currently negotiating an agreement with the Chicago-based firm.

On May 1, 2009, the United States Court of Appeals for the Second Circuit in New York City denied a pending petition for review of the Federal Aviation Administration’s Record of Decision approving the relocation of the airport to its new site in West Bay. In the ruling, the court upheld the FAA’s process and approval of the new airport.

The airport authority has reported that construction of the new international airport is past the half-way mark. The framing for the terminal is coming out of the ground and the control tower foundation has been completed. The concrete has been poured on the first phase of the airport’s primary runway, and finishing work has started on the runway surface. Aerial photography of the new airport under construction can be seen on the airport authority’s web site, www.newpcairport.com.

Land Holdings and Entitlements

On March 31, 2009, JOE owned approximately 585,000 acres, concentrated primarily in Northwest Florida. Approximately 405,000 acres, or 70 percent of JOE’s total land holdings, are within 15 miles of the coast of the Gulf of Mexico.

On March 31, 2009, JOE’s land-use entitlements in hand or in process totaled approximately 45,000 residential units and approximately 13.8 million square feet of commercial space, as well as an additional 589 acres with land-use entitlements for commercial uses.

FINANCIAL DATA ($ in millions except per share amounts) Consolidated Results

	Quarter Ended March 31,
	2009	2008
Revenues
Real estate sales	$8.5	$101.1
Timber sales	6.2	7.6
Rental revenue	0.3	0.2
Other revenues	6.6	7.7
Total revenues	21.6	116.6
Expenses
Cost of real estate sales	4.1	18.9
Cost of timber sales	4.4	4.9
Cost of rental revenue	0.2	0.2
Cost of other revenues	8.1	10.2
Other operating expenses	11.2	15.3
Corporate expense, net	7.8	8.6
Restructuring charge	--	0.5
Impairment losses	1.5	2.3
Depreciation and amortization	4.1	4.7
Total expenses	41.4	65.6
Operating profit (loss)	(19.8)	51.0
Other income (expense)	1.2	(1.5)
Pretax income (loss) from continuing operations	(18.6)	49.5
Income tax (expense) benefit	7.0	(17.8)
Equity (loss) in income of unconsolidated affiliates	--	(0.1)
Discontinued operations, net of tax	(0.1)	0.1
Net (loss) income	(11.7)	31.7
Less: Net (loss) attributable to non-controlling interest	--	0.4
Net (loss) income attributable to The St. Joe Company	$(11.7)	$32.1
Net (loss) income per share	$(0.13)	$0.40

Weighted average shares outstanding	91,210,654	79,502,018

Revenues by Segment

	Quarter Ended March 31,
	2009	2008
Residential
Real estate sales	$3.9	$9.8
Rental revenue	0.2	0.2
Other revenues	6.6	7.7
Total Residential	10.7	17.7
Commercial
Real estate sales	0.4	0.2
Rental revenue	0.1	--
Total Commercial	0.5	0.2
Rural Land sales	4.2	91.1
Forestry sales	6.2	7.6
Total revenues	$21.6	$116.6

Summary Balance Sheet

	March 31, 2009	December 31, 2008
Assets
Investment in real estate	$888.1	$890.6
Cash and cash equivalents	109.7	115.5
Pledged treasury securities	28.5	28.9
Notes receivable	46.9	50.1
Tax receivable	40.5	32.3
Prepaid pension asset	43.0	42.0
Property, plant and equipment, net	21.0	19.8
Other assets	29.6	35.1
Assets held for sale	--	4.0
Total assets	$1,207.3	$1,218.3

Liabilities and Stockholders’ Equity
Debt	$49.2	$49.6
Accounts payable, accrued liabilities	112.6	115.2
Deferred income taxes	63.3	61.5
Liabilities of assets held for sale	--	0.6
Total liabilities	225.1	226.9
Total stockholders’ equity	982.2	991.4
Total liabilities and stockholders’ equity	$1,207.3	$1,218.3

Debt Schedule

	March 31, 2009	December 31, 2008
Defeased debt	$28.5	$28.9
Community Development District debt	11.9	11.9
Various notes secured by certain real estate	8.8	8.8
Total debt	$49.2	$49.6

Cash Overhead

	Quarter Ended March 31,
	2009	2008

Other operating expenses	$11.2	$15.3
Corporate expense	7.8	8.6
Total GAAP overhead	19.0	23.9
Plus overhead capitalized	0.6	2.3
Less non-cash overhead	(2.3)	(1.8)
Total cash overhead	$17.3	$24.4

Cash overhead is a non-GAAP financial measure. We believe this information is useful to investors in understanding the underlying operational performance of the Company, its business and performance trends. Specifically, we believe that the reduction in total cash overhead shows investors the cash savings achieved by management through various restructuring initiatives. Although we believe disclosure of total cash overhead enhances investors’ understanding of our business and performance, this non-GAAP financial measure should not be considered an alternative to GAAP basis financial measures.

Other Operating and Corporate Expenses ($ in millions)

	Quarter Ended March 31,
	2009	2008
Employee costs	$7.9	$11.6
Non-cash stock compensation costs	2.4	3.0
Property taxes and insurance	4.2	4.7
Marketing and homeowner association cost	1.0	2.7
Occupancy, repairs and maintenance	1.9	2.8
Professional fees	2.1	3.0
Other	0.5	(0.2)
Pension expense (income)	(0.4)	(1.4)
Capitalized costs	(0.6)	(2.3)
Total other operating and corporate expense	$19.0	$23.9

Additional Information

Additional information with respect to the Company’s results for the first quarter of 2009 will be available in a Form 10-Q that will be filed with the Securities and Exchange Commission today.

Conference Call Information

On May 5, 2009, at 10:30 a.m. (EDT), JOE will host an interactive conference call to review the Company’s results for the first quarter ended March 31, 2009.

To participate in the call, please phone 866.316.1366 (for domestic calls from the United States) or 913.312.1266 (for international calls) approximately ten minutes before the scheduled start time. You will be asked for a confirmation code which is 4960166. Approximately three hours following the call, you may access a replay of the call by phoning 888.203.1112 (domestic) or 719.457.0820 (international) using access code 4960166. The replay will be available for one week.

JOE will also web cast the conference call live over the internet in a listen-only format. Listeners can participate by visiting the Company’s web site at www.joe.com. Access will be available 15 minutes prior to the scheduled start time. A replay of the conference call will be posted to the JOE web site approximately three hours following the call. The replay will be available for one week.

About JOE

The St. Joe Company (NYSE: JOE), a publicly held company based in Jacksonville, is one of Florida’s largest real estate development companies and Northwest Florida’s largest private landowner. We are primarily engaged in real estate development and sales, with significant interests in timber.

More information about JOE can be found at our web site at www.joe.com.

Forward-Looking Statements

We have made forward-looking statements in this earnings release pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements in this release that are not historical facts are forward-looking statements. You can find many of these forward-looking statements by looking for words such as “intend”, “anticipate”, “believe”, “estimate”, “expect”, “plan”, “should”, “forecast” or similar expressions. In particular, forward-looking statements include, among others, statements about the following:

  future operating performance, revenues, earnings and cash flows;
  future residential and commercial entitlements;
  development approvals and the ability to obtain such approvals, including possible legal challenges;
  the number of units or commercial square footage that can be supported upon full build out of a development;
  the number, price and timing of anticipated land sales or acquisitions;
  estimated land holdings for a particular use within a specific time frame;
  the levels of resale inventory in our developments and the regions in which they are located;
  the development of relationships with strategic partners, including homebuilders;
  future amounts of capital expenditures;
  the projected completion, opening, operating results and economic impact of the new Panama City-Bay County International Airport;
  the amount of dividends, if any, we pay; and
  the number or dollar amount of shares of Company stock which may be purchased under our existing or future share-repurchase programs.

Forward-looking statements are not guarantees of future performance. You are cautioned not to place undue reliance on any of these forward-looking statements. These statements are made as of the date hereof based on our current expectations, and we undertake no obligation to update the information contained in this release. New information, future events or risks may cause the forward-looking events we discuss in this earnings release not to occur.

Forward-looking statements are subject to numerous assumptions, risks and uncertainties. Factors that could cause actual results to differ materially from those contemplated by a forward-looking statement include the risk factors described in our annual report on Form 10-K and our quarterly reports on Form 10-Q, as well as, among others, the following:

  a continued downturn in the real estate markets in Florida and across the nation;
  a continued crisis in the national financial markets and the financial services and banking industries;
  a continued decline in national economic conditions;
  economic conditions in Northwest Florida, Florida as a whole and key areas of the southeastern United States that serve as feeder markets to our Northwest Florida operations;
  availability of mortgage financing, increases in foreclosures and changes in interest rates;
  changes in the demographics affecting projected population growth in Florida, including the demographic migration of Baby Boomers;
  the inability to raise sufficient cash to enhance and maintain our operations and to develop our real estate holdings;
  an event of default under our credit facility or the restructuring of such debt on terms less favorable to us;
  possible future write-downs of the book value of our real estate assets and notes receivable;
  the termination of sales contracts or letters of intent due to, among other factors, the failure of one or more closing conditions or market changes;
  a failure to attract homebuilding customers for our developments, or their failure to satisfy their purchase commitments;

  the failure to attract desirable strategic partners, complete agreements with strategic partners and/or manage relationships with strategic partners going forward;
  natural disasters, including hurricanes and other severe weather conditions, and the impact on current and future demand for our products in Florida;
  whether our developments receive all land-use entitlements or other permits necessary for development and/or full build-out or are subject to legal challenge;
  local conditions such as the supply of homes and home sites and residential or resort properties or a change in the demand for real estate in an area;
  timing and costs associated with property developments;
  the pace of commercial and economic development in Northwest Florida;
  competition from other real estate developers;
  changes in pricing of our products and changes in the related profit margins;
  changes in operating costs, including real estate taxes and the cost of construction materials;
  changes in the amount or timing of federal and state income tax liabilities resulting from either a change in our application of tax laws, an adverse determination by a taxing authority or court, or legislative changes to existing laws;
  the failure to realize significant improvements in job creation and public infrastructure in Northwest Florida, including the development of a new airport in Bay County;
  potential liability under environmental laws or other laws or regulations;
  changes in laws, regulations or the regulatory environment affecting the development of real estate;
  fluctuations in the size and number of transactions from period to period;
  the prices and availability of labor and building materials;
  changes in homeowner insurance rates and deductibles for property in Florida, particularly in coastal areas, and availability of property insurance in Florida;
  high property tax rates in Florida, and future changes in such rates;
  significant tax payments arising from any acceleration of deferred taxes;
  possible negative effects from oil or natural gas drilling, if permitted off the coast of Northwest Florida;
  changes in gasoline prices; and
  acts of war, terrorism or other geopolitical events.

The foregoing list is not exhaustive and should be read in conjunction with other cautionary statements contained in our periodic and other filings with the Securities and Exchange Commission.

© 2009, The St. Joe Company. “JOE,” “St. Joe” and the"Taking Flight" design are service marks of The St. Joe Company.

CONTACT:
The St. Joe Company, Jacksonville
JOE Media Contact:
Jerry M. Ray, 904-301-4430
jray@joe.com
or
JOE Investor Contact:
David Childers, 904-301-4302
dchilders@joe.com